Exhibit 99.1
PepsiCo Reports Third-Quarter 2025 Results; Affirms 2025 Financial Guidance and Updates Expected Foreign Exchange Impact
Reported (GAAP) Third-Quarter 2025 Results

	Third-Quarter	Year-to-Date
Net revenue performance	2.6%	0.8%
Foreign exchange impact on net revenue	0.5%	(1)%
Earnings per share (EPS)	$1.90	$4.15
EPS change	(11)%	(29)%
Foreign exchange impact on EPS	1%	(2)%
Organic/Core (non-GAAP)1 Third-Quarter 2025 Results

	Third-Quarter	Year-to-Date
Organic revenue performance	1.3%	1.5%
Core EPS	$2.29	$5.88
Core constant currency EPS change	(2)%	(3.5)%
PURCHASE, N.Y. - October 9, 2025 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2025.
“Our reported net revenue growth accelerated and reflects the resilience of our international business, improved momentum within North America Beverages and the benefits of our portfolio reshaping actions,” said Chairman and CEO Ramon Laguarta.

Laguarta continued, “As we look ahead to the balance of this year and beyond, our top priorities are to accelerate growth and aggressively optimize our cost structure. To accomplish this, we are introducing a strong pipeline of innovation to accelerate portfolio transformation, continuously sharpening our price pack architecture to provide good value to consumers, and right sizing our entire cost base to help fund our activities. As a result, for fiscal 2025, we continue to expect to deliver low-single-digit organic revenue growth with core constant currency EPS to be approximately even with the prior year. Our full year core USD EPS outlook has improved due to a more favorable outlook on foreign exchange translation rates for the balance of this year.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2025 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 6, 2025 (Q3 2025 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.
1

Summary Third-Quarter 2025 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PepsiCo Foods North America (PFNA)	—	—	(2.5)	(3)	(4)
PepsiCo Beverages North America (PBNA)	2	—	—	2		(3)
International Beverages Franchise (IB Franchise)	—	(1)	—	(1)		(1)
Europe, Middle East and Africa (EMEA)	9	(4)	—	5.5	(1)	1.5
Latin America Foods (LatAm Foods)	2	2	—	4	—
Asia Pacific Foods	2	—	(1)	1	3
Total	3	(0.5)	(1)	1	(1)	(1)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(5)	2	—	(3.5)
PBNA	(20)	13	—	(7)
IB Franchise	(5)	13	(1)	7
EMEA	1	6	(4)	3
LatAm Foods	(12)	18	2	9
Asia Pacific Foods	16	3	(1)	18
Corporate unallocated expenses	(3.5)	19	—	16
Total	(8)	7	(1)	(1.5)

EPS	(11)	10	(1)	(2)
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”
2

Summary Year-to-Date 2025 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PFNA	—	—	(2)	(2)	(2)
PBNA	1	—	—	1		(3)
IB Franchise	2	1	—	3		1
EMEA	6	—	—	6	(5)	—
LatAm Foods	(5)	10	—	4	1
Asia Pacific Foods	—	1	(1)	—	4
Total	1	1	(0.5)	1.5	(2)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	(7)	(1)	—	(8)
PBNA	(77)	77	—	—
IB Franchise	2	5	2	9
EMEA	(13)	20	(1)	5.5
LatAm Foods	(9)	6	12	8
Asia Pacific Foods	(21)	21	—	—
Corporate unallocated expenses	9	5	—	14
Total	(25)	22	2	(2)

EPS	(29)	24	2	(3.5)
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Performance tables on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”
3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2025, the Company continues to expect:
•A low-single-digit increase in organic revenue;
•Core constant currency EPS to be approximately even with the prior year;
•A core annual effective tax rate of approximately 20 percent; and
•Total cash returns to shareholders of approximately $8.6 billion, comprised of dividends of $7.6 billion and share repurchases of $1.0 billion.
The Company now expects foreign exchange translation headwind of approximately 0.5 percentage points to negatively impact reported net revenue and core EPS growth (previously an approximate 1.5-percentage-point headwind), based on current market consensus rates.
This assumption and the guidance above implies a 0.5 percent decline in core EPS in 2025 (previously a 1.5 percent decline in core EPS) compared to 2024 core EPS of $8.16.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on October 9, 2025, the Company will post prepared management remarks (in pdf format) of its third quarter 2025 results and business update, including its outlook for 2025, at https://www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 9, 2025, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/6/2025	9/7/2024	9/6/2025	9/7/2024
Net Revenue	$23,937	$23,319	$64,582	$64,070
Cost of sales	11,113	10,396	29,343	28,563
Gross profit	12,824	12,923	35,239	35,507
Selling, general and administrative expenses	9,122	9,027	25,305	24,846
Impairment of intangible assets (a)	133	24	1,993	24
Operating Profit	3,569	3,872	7,941	10,637
Other pension and retiree medical benefits income	26	41	91	155
Net interest expense and other	(264)	(219)	(788)	(655)
Income before income taxes	3,331	3,694	7,244	10,137
Provision for income taxes	713	749	1,504	2,045
Net income	2,618	2,945	5,740	8,092
Less: Net income attributable to noncontrolling interests	15	15	40	37
Net Income Attributable to PepsiCo	$2,603	$2,930	$5,700	$8,055

Diluted
Net income attributable to PepsiCo per common share	$1.90	$2.13	$4.15	$5.84
Weighted-average common shares outstanding	1,372	1,378	1,373	1,379
(a)For the 12 and 36 weeks ended September 6, 2025, we recognized charges primarily related to the impairment of our Rockstar brand.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/6/2025	9/7/2024
Operating Activities
Net income	$5,740	$8,092
Depreciation and amortization	2,315	2,118
Impairment and other charges	1,960	10
Product recall-related impact	—	184
Cash payments for product recall-related impact	(5)	(138)
Operating lease right-of-use asset amortization	489	438
Share-based compensation expense	207	260
Restructuring and impairment charges	567	415
Cash payments for restructuring charges	(554)	(284)
Acquisition and divestiture-related charges	308	7
Cash payments for acquisition and divestiture-related charges	(80)	(4)
Pension and retiree medical plan expenses	164	114
Pension and retiree medical plan contributions	(400)	(300)
Deferred income taxes and other tax charges and credits	30	124
Tax payments related to the Tax Cuts and Jobs Act	(772)	(579)
Change in assets and liabilities:
Accounts and notes receivable	(1,747)	(1,521)
Inventories	(449)	(492)
Prepaid expenses and other current assets	(223)	(200)
Accounts payable and other current liabilities	(1,647)	(2,312)
Income taxes payable	6	426
Other, net	(441)	(138)
Net Cash Provided by Operating Activities	5,468	6,220

Investing Activities
Capital spending	(2,499)	(2,850)
Sales of property, plant and equipment	272	177
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(3,176)	(31)
Divestitures, sales of investments in noncontrolled affiliates and other assets	5	145
Short-term investments, by original maturity:
More than three months - purchases	(190)	(425)
More than three months - maturities	425	—
Three months or less, net	43	4
Other investing, net	(117)	15
Net Cash Used for Investing Activities	(5,237)	(2,965)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	36 Weeks Ended
	9/6/2025	9/7/2024
Financing Activities
Proceeds from issuances of long-term debt	8,179	4,014
Payments of long-term debt	(3,245)	(2,883)
Short-term borrowings, by original maturity:
More than three months - proceeds	5,528	3,808
More than three months - payments	(5,417)	(4,177)
Three months or less, net	445	101
Cash dividends paid	(5,692)	(5,369)
Share repurchases	(752)	(760)
Proceeds from exercises of stock options	76	138
Withholding tax payments on restricted stock units and performance stock units converted	(112)	(132)
Other financing	(18)	(22)
Net Cash Used for Financing Activities	(1,008)	(5,282)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	395	(391)
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(382)	(2,418)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,553	9,761
Cash and Cash Equivalents and Restricted Cash, End of Period	$8,171	$7,343

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$542	$869
Investment obtained for certain assets	$554	$—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions, except per share amounts)

	(unaudited)
	9/6/2025	12/28/2024
ASSETS
Current Assets
Cash and cash equivalents	$8,126	$8,505
Short-term investments	535	761
Accounts and notes receivable, net	12,634	10,333
Inventories:
Raw materials and packaging	2,805	2,440
Work-in-process	154	104
Finished goods	3,134	2,762
	6,093	5,306
Prepaid expenses and other current assets	1,334	921
Total Current Assets	28,722	25,826
Property, Plant and Equipment, net	29,053	28,008
Amortizable Intangible Assets, net	1,241	1,102
Goodwill	18,845	17,534
Other Indefinite-Lived Intangible Assets	13,611	13,699
Investments in Noncontrolled Affiliates	2,084	1,985
Deferred Income Taxes	4,341	4,362
Other Assets	8,661	6,951
Total Assets	$106,558	$99,467

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,736	$7,082
Accounts payable and other current liabilities	24,763	24,454
Total Current Liabilities	31,499	31,536
Long-Term Debt Obligations	44,113	37,224
Deferred Income Taxes	3,474	3,484
Other Liabilities	7,929	9,052
Total Liabilities	87,015	81,296
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,369 and 1,372 shares, respectively)	23	23
Capital in excess of par value	4,374	4,385
Retained earnings	72,197	72,266
Accumulated other comprehensive loss	(15,597)	(17,612)
Repurchased common stock, in excess of par value (498 and 495 shares, respectively)	(41,609)	(41,021)
Total PepsiCo Common Shareholders’ Equity	19,388	18,041
Noncontrolling interests	155	130
Total Equity	19,543	18,171
Total Liabilities and Equity	$106,558	$99,467

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2025 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to our separate Current Report on Form 8-K dated July 17, 2025, in which we recast historical segment reporting to reflect our current organizational structure. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019 (2019 Productivity Plan), which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include transaction expenses, such as consulting, advisory and other professional fees, and merger and integration charges, as well as fair value adjustments to the acquired inventory included in the acquisition-date balance sheets. Merger and integration charges include distribution agreement termination fees, impairment of certain acquisition-related intangibles, employee-related costs, closing costs and other integration costs.

Impairment and other charges
We recognized impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the Rockstar and Be & Cheery brands. In addition, we recognized charges related to the impairment of our investment in Tropicana Brands Group (TBG) and recorded allowance for expected credit losses related to outstanding receivables from TBG associated with the sale of Tropicana, Naked and other select juice brands.
Indirect and income tax impact
We recognized additional expenses related to an indirect and income tax audit settlement in our LatAm Foods segment and in 2024, an indirect tax reserve in our IB Franchise segment.
Product recall-related impact
We recognized property, plant and equipment and inventory write-offs, employee severance costs, product returns, customer and consumer-related costs and other costs in our PFNA segment associated with a previously announced voluntary recall of certain bars and cereals.
Pension and retiree medical-related impact
Pension and retiree medical-related impact primarily includes settlement charges due to lump sum distributions to retired or terminated employees and the purchase of a group annuity contract whereby a third-party insurance company assumed the obligation to pay and administer future benefit payments for certain retirees. The settlement charge was triggered when the aggregate of the cumulative lump sum distributions and the annuity contract premium exceeded the total annual service and interest costs. Pension and retiree medical-related impact also includes curtailment gains and losses due to restructuring actions as part of our 2019 Productivity Plan.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2025 guidance
Our 2025 organic revenue performance guidance adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above) and acquisitions and divestitures. Our 2025 core effective tax rate guidance and our 2025 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2025 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2025 organic revenue growth to our full year projected 2025 reported net revenue growth because we are unable to predict the 2025 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2025 core effective tax rate to our full year projected 2025 reported effective tax rate and our full year projected 2025 core constant currency EPS growth to our full year projected 2025 reported EPS growth because we are unable to predict the 2025 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance
12 and 36 Weeks Ended September 6, 2025
(dollars in millions, unaudited)

	12 Weeks Ended 9/6/2025
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,526	$7,327	$1,291	$5,022	$2,656	$1,115	$23,937
Impact of foreign exchange translation (a)	2	2	(11)	(169)	54	(3)	(125)
Impact of acquisitions and structural changes	(162)	(24)	(2)	11	—	(8)	(185)
Organic Revenue, non-GAAP measure (b)	$6,366	$7,305	$1,278	$4,864	$2,710	$1,104	$23,627

Prior Year Reported Net Revenue, GAAP measure	$6,536	$7,175	$1,290	$4,612	$2,615	$1,091	$23,319

Reported Net Revenue % Change, GAAP measure	—	2	—	9	2	2	3
Impact of foreign exchange translation	—	—	(1)	(4)	2	—	(0.5)
Impact of acquisitions and divestitures	(2.5)	—	—	—	—	(1)	(1)
Organic Revenue % Change, non-GAAP measure (c)	(3)	2	(1)	5.5	4	1	1

Impact on % Change of:
Organic volume change (d)	(4)	(4)	(5)	—	—	4	(3)
Effective net pricing	2	6	4	6	4	(3)	4

	36 Weeks Ended 9/6/2025
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$19,215	$19,999	$3,418	$11,946	$6,865	$3,139	$64,582
Impact of foreign exchange translation (a)	35	34	48	(26)	705	25	821
Impact of acquisitions and structural changes	(387)	46	(6)	30	—	(25)	(342)
Organic Revenue, non-GAAP measure (b)	$18,863	$20,079	$3,460	$11,950	$7,570	$3,139	$65,061

Prior Year Reported Net Revenue, GAAP measure	$19,240	$19,860	$3,355	$11,228	$7,254	$3,133	$64,070

Reported Net Revenue % Change, GAAP measure	—	1	2	6	(5)	—	1
Impact of foreign exchange translation	—	—	1	—	10	1	1
Impact of acquisitions and divestitures	(2)	—	—	—	—	(1)	(0.5)
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	3	6	4	—	1.5

Impact on % Change of:
Organic volume change (d)	(3)	(3)	—	(3.5)	1	5	(2)
Effective net pricing	1	4	3	10	3	(4.5)	4
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Summary Third-Quarter 2025 Performance table and Summary Year-to-Date Performance on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment
12 Weeks Ended September 6, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,567	$3,452	$405	$2,871	$1,134	$666	$18	$11,113
Mark-to-market net impact	—	—	—	—	—	—	(18)	(18)
Restructuring and impairment charges	(10)	1	—	(7)	—	—	—	(16)
Acquisition and divestiture-related charges	—	(46)	—	—	—	—	—	(46)
Core Cost of Sales, non-GAAP measure (a)	$2,557	$3,407	$405	$2,864	$1,134	$666	$—	$11,033
									Gross Margin
Reported Gross Profit, GAAP measure	$3,959	$3,875	$886	$2,151	$1,522	$449	$(18)	$12,824	53.6%
Mark-to-market net impact	—	—	—	—	—	—	18	18	0.1
Restructuring and impairment charges	10	(1)	—	7	—	—	—	16	0.1
Acquisition and divestiture-related charges	—	46	—	—	—	—	—	46	0.2
Core Gross Profit, non-GAAP measure (a)	$3,969	$3,920	$886	$2,158	$1,522	$449	$—	$12,904	53.9%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,423	$3,086	$377	$1,431	$1,098	$298	$409	$9,122
Mark-to-market net impact	—	—	—	—	—	—	(5)	(5)
Restructuring and impairment charges	(22)	(20)	(2)	(62)	(17)	(5)	2	(126)
Acquisition and divestiture-related charges	(2)	(123)	—	—	—	—	—	(125)
Impairment and other charges	—	2	—	(19)	—	—	—	(17)
Indirect and income tax impact	—	—	—	—	(82)	—	—	(82)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,399	$2,945	$375	$1,350	$999	$293	$406	$8,767

Reported Impairment of Intangible Assets, GAAP measure	$—	$60	$73	$—	$—	$—	$—	$133
Acquisition and divestiture-related charges	—	(50)	—	—	—	—	—	(50)
Impairment and other charges	—	(10)	(73)	—	—	—	—	(83)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$1,536	$729	$436	$720	$424	$151	$(427)	$3,569	14.9%
Mark-to-market net impact	—	—	—	—	—	—	23	23	0.1
Restructuring and impairment charges	32	19	2	69	17	5	(2)	142	0.6
Acquisition and divestiture-related charges	2	219	—	—	—	—	—	221	0.9
Impairment and other charges	—	8	73	19	—	—	—	100	0.4
Indirect and income tax impact	—	—	—	—	82	—	—	82	0.3
Core Operating Profit, non-GAAP measure (a)	1,570	975	511	808	523	156	(406)	4,137	17.3%
Impact of foreign exchange translation (b)	—	—	(3)	(30)	11	(1)	—	(23)
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,570	$975	$508	$778	$534	$155	$(406)	$4,114

Reported Operating Profit % Change, GAAP measure	(5)	(20)	(5)	1	(12)	16	(3.5)	(8)
Core Operating Profit % Change, non-GAAP measure (a)	(3.5)	(7)	8	7	6	19	16	(1)
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(3.5)	(7)	7	3	9	18	16	(1.5)
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
12 Weeks Ended September 7, 2024
(in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,490	$3,191	$386	$2,582	$1,092	$636	$19	$10,396
Mark-to-market net impact	—	—	—	—	—	—	(19)	(19)
Restructuring and impairment charges	(2)	(3)	—	(4)	—	(1)	—	(10)
Product recall-related impact	1	—	—	—	—	—	—	1
Core Cost of Sales, non-GAAP measure (a)	$2,489	$3,188	$386	$2,578	$1,092	$635	$—	$10,368
									Gross Margin
Reported Gross Profit, GAAP measure	$4,046	$3,984	$904	$2,030	$1,523	$455	$(19)	$12,923	55.4%
Mark-to-market net impact	—	—	—	—	—	—	19	19	0.1
Restructuring and impairment charges	2	3	—	4	—	1	—	10	—
Product recall-related impact	(1)	—	—	—	—	—	—	(1)	—
Core Gross Profit, non-GAAP measure (a)	$4,047	$3,987	$904	$2,034	$1,523	$456	$—	$12,951	55.5%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,426	$3,070	$432	$1,307	$1,043	$326	$423	$9,027
Mark-to-market net impact	—	—	—	—	—	—	(33)	(33)
Restructuring and impairment charges	(6)	(125)	(1)	(31)	(11)	(1)	(39)	(214)
Acquisition and divestiture-related charges	—	(5)	—	—	—	—	—	(5)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,420	$2,940	$431	$1,276	$1,032	$325	$351	$8,775

Reported Impairment of Intangible Assets, GAAP measure	$—	$—	$14	$10	$—	$—	$—	$24
Restructuring and impairment charges	—	—	(14)	—	—	—	—	(14)
Impairment and other charges	—	—	—	(10)	—	—	—	(10)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$1,620	$914	$458	$713	$480	$129	$(442)	$3,872	16.6%
Mark-to-market net impact	—	—	—	—	—	—	52	52	0.2
Restructuring and impairment charges	8	128	15	35	11	2	39	238	1.0
Acquisition and divestiture-related charges	—	5	—	—	—	—	—	5	—
Impairment and other charges	—	—	—	10	—	—	—	10	—
Product recall-related impact	(1)	—	—	—	—	—	—	(1)	—
Core Operating Profit, non-GAAP measure (a)	$1,627	$1,047	$473	$758	$491	$131	$(351)	$4,176	17.9%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
36 Weeks Ended September 6, 2025
(in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$7,478	$9,108	$1,017	$6,920	$2,906	$1,905	$9	$29,343
Mark-to-market net impact	—	—	—	—	—	—	(9)	(9)
Restructuring and impairment charges	(102)	(6)	—	(11)	—	—	—	(119)
Acquisition and divestiture-related charges	—	(46)	—	—	—	—	—	(46)
Core Cost of Sales, non-GAAP measure (a)	$7,376	$9,056	$1,017	$6,909	$2,906	$1,905	$—	$29,169
									Gross Margin
Reported Gross Profit, GAAP measure	$11,737	$10,891	$2,401	$5,026	$3,959	$1,234	$(9)	$35,239	54.6%
Mark-to-market net impact	—	—	—	—	—	—	9	9	—
Restructuring and impairment charges	102	6	—	11	—	—	—	119	0.2
Acquisition and divestiture-related charges	—	46	—	—	—	—	—	46	0.1
Core Gross Profit, non-GAAP measure (a)	$11,839	$10,943	$2,401	$5,037	$3,959	$1,234	$—	$35,413	54.8%

Reported Selling, General and Administrative Expenses, GAAP measure	$7,274	$8,752	$1,080	$3,465	$2,658	$833	$1,243	$25,305
Mark-to-market net impact	—	—	—	—	—	—	17	17
Restructuring and impairment charges	(45)	(186)	(7)	(107)	(36)	(9)	(45)	(435)
Acquisition and divestiture-related charges	(23)	(189)	—	—	—	—	—	(212)
Impairment and other charges	—	2	—	(19)	—	—	—	(17)
Indirect and income tax impact	—	—	—	—	(82)	—	—	(82)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$7,206	$8,379	$1,073	$3,339	$2,540	$824	$1,215	$24,576

Reported Impairment of Intangible Assets, GAAP measure	$—	$1,589	$73	$251	$—	$80	$—	$1,993
Acquisition and divestiture-related charges	—	(50)	—	—	—	—	—	(50)
Impairment and other charges	—	(1,539)	(73)	(251)	—	(80)	—	(1,943)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$4,463	$550	$1,248	$1,310	$1,301	$321	$(1,252)	$7,941	12.3%
Mark-to-market net impact	—	—	—	—	—	—	(8)	(8)	—
Restructuring and impairment charges	147	192	7	118	36	9	45	554	0.9
Acquisition and divestiture-related charges	23	285	—	—	—	—	—	308	0.5
Impairment and other charges	—	1,537	73	270	—	80	—	1,960	3.0
Indirect and income tax impact	—	—	—	—	82	—	—	82	0.1
Core Operating Profit, non-GAAP measure (a)	4,633	2,564	1,328	1,698	1,419	410	(1,215)	10,837	16.8%
Impact of foreign exchange translation (b)	6	4	20	(16)	170	2	—	186
Core Constant Currency Operating Profit, non-GAAP measure (a)	$4,639	$2,568	$1,348	$1,682	$1,589	$412	$(1,215)	$11,023

Reported Operating Profit % Change, GAAP measure	(7)	(77)	2	(13)	(9)	(21)	9	(25)
Core Operating Profit % Change, non-GAAP measure (a)	(8)	—	7	7	(3)	(1)	14	(4)
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(8)	—	9	5.5	8	—	14	(2)
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
36 Weeks Ended September 7, 2024
(in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$7,271	$8,996	$1,003	$6,458	$3,005	$1,843	$(13)	$28,563
Mark-to-market net impact	—	—	—	—	—	—	13	13
Restructuring and impairment charges	(6)	(3)	—	(3)	(3)	(1)	—	(16)
Product recall-related impact	(174)	—	—	—	—	—	—	(174)
Core Cost of Sales, non-GAAP measure (a)	$7,091	$8,993	$1,003	$6,455	$3,002	$1,842	$—	$28,386
									Gross Margin
Reported Gross Profit, GAAP measure	$11,969	$10,864	$2,352	$4,770	$4,249	$1,290	$13	$35,507	55.4%
Mark-to-market net impact	—	—	—	—	—	—	(13)	(13)	—
Restructuring and impairment charges	6	3	—	3	3	1	—	16	—
Product recall-related impact	174	—	—	—	—	—	—	174	0.3
Core Gross Profit, non-GAAP measure (a)	$12,149	$10,867	$2,352	$4,773	$4,252	$1,291	$—	$35,684	55.7%

Reported Selling, General and Administrative Expenses, GAAP measure	$7,167	$8,453	$1,117	$3,251	$2,813	$883	$1,162	$24,846
Mark-to-market net impact	—	—	—	—	—	—	(21)	(21)
Restructuring and impairment charges	(41)	(140)	(1)	(72)	(29)	(5)	(75)	(363)
Acquisition and divestiture-related charges	—	(7)	—	—	—	—	—	(7)
Product recall-related impact	(7)	—	—	—	—	—	—	(7)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$7,119	$8,306	$1,116	$3,179	$2,784	$878	$1,066	$24,448

Reported Impairment of Intangible Assets, GAAP measure	$—	$—	$14	$10	$—	$—	$—	$24
Restructuring and impairment charges	—	—	(14)	—	—	—	—	(14)
Impairment and other charges	—	—	—	(10)	—	—	—	(10)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—
									Operating Margin
Reported Operating Profit, GAAP measure	$4,802	$2,411	$1,221	$1,509	$1,436	$407	$(1,149)	$10,637	16.6%
Mark-to-market net impact	—	—	—	—	—	—	8	8	—
Restructuring and impairment charges	47	143	15	75	32	6	75	393	0.6
Acquisition and divestiture-related charges	—	7	—	—	—	—	—	7	—
Impairment and other charges	—	—	—	10	—	—	—	10	—
Product recall-related impact	181	—	—	—	—	—	—	181	0.3
Core Operating Profit, non-GAAP measure (a)	$5,030	$2,561	$1,236	$1,594	$1,468	$413	$(1,066)	$11,236	17.5%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 6, 2025 and September 7, 2024
(in millions, except per share amounts, unaudited)

	12 Weeks Ended 9/6/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$26	$713	$2,603	$1.90	21.4%
Items Affecting Comparability
Mark-to-market net impact	—	6	17	0.01	—
Restructuring and impairment charges	(1)	25	116	0.08	(0.1)
Acquisition and divestiture-related charges	—	52	169	0.12	0.3
Impairment and other charges	—	8	92	0..07	(0.4)
Indirect and income tax impact (c)	—	(47)	129	0.09	(1.9)
Pension and retiree medical-related impact	13	2	11	0.01	—
Core, non-GAAP measure (d)	$38	$759	$3,137	$2.29	19.4%

	12 Weeks Ended 9/7/2024
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$41	$749	$15	$2,930	$2.13	20.3%
Items Affecting Comparability
Mark-to-market net impact	—	12	—	40	0.03	—
Restructuring and impairment charges	7	50	2	193	0.14	—
Acquisition and divestiture-related charges	—	1	—	4	—	—
Impairment and other charges	—	2	—	8	0.01	—
Product recall-related impact	3	—	—	2	—	—
Pension and retiree medical-related impact	15	3	—	12	0.01	—
Core, non-GAAP measure (d)	$66	$817	$17	$3,189	$2.31	20.3%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)Provision for income taxes reflects the unfavorable impact of an income tax audit settlement in our LatAm Foods segment.
(d)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items (continued)
36 Weeks Ended September 6, 2025 and September 7, 2024
(in millions, except per share amounts, unaudited)

	36 Weeks Ended 9/6/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$91	$1,504	$5,700	$4.15	20.8%
Items Affecting Comparability
Mark-to-market net impact	—	(2)	(6)	—	—
Restructuring and impairment charges	13	100	467	0.34	(0.2)
Acquisition and divestiture-related charges	—	72	236	0.17	0.1
Impairment and other charges	—	421	1,539	1.12	0.4
Indirect and income tax impact (c)	—	(47)	129	0.09	(0.9)
Pension and retiree medical-related impact	12	2	10	0.01	—
Core, non-GAAP measure (d)	$116	$2,050	$8,075	$5.88	20.2%

	36 Weeks Ended 9/7/2024
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$155	$2,045	$37	$8,055	$5.84	20.2%
Items Affecting Comparability
Mark-to-market net impact	—	2	—	6	—	—
Restructuring and impairment charges	22	90	1	324	0.24	0.1
Acquisition and divestiture-related charges	—	2	—	5	—	—
Impairment and other charges	—	2	—	8	0.01	—
Product recall-related impact	3	43	—	141	0.10	0.1
Pension and retiree medical-related impact	17	3	—	14	0.01	—
Core, non-GAAP measure (d)	$197	$2,187	$38	$8,553	$6.20	20.3%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)Provision for income taxes reflects the unfavorable impact of an income tax audit settlement in our LatAm Foods segment.
(d)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)
Fiscal 2024 Diluted EPS Reconciliation

Year Ended
12/28/2024
Reported diluted EPS, GAAP measure	$6.95
Mark-to-market net impact	(0.01)
Restructuring and impairment charges	0.41
Acquisition and divestiture-related charges	0.01
Impairment and other charges	0.38
Indirect and income tax impact	0.16
Product recall-related impact	0.10
Pension and retiree medical-related impact	0.16
Core diluted EPS, non-GAAP measure (a)	$8.16
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2025 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.